                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------



                                    FORM 8-K




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 3, 1997 (March 31, 1997)


                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    MARYLAND
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-13106
                            (Commission File Number)

                                   77-0369576
                        (IRS Employer Identification No.)


                              777 CALIFORNIA AVENUE
                               PALO ALTO, CA 94304
                                 (415) 494-3700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)










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Item 5.  OTHER EVENTS.

Essex Property Trust, Inc. (the "Company") and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith (collectively "Merrill") have entered into a Purchase Agreement dated March 31, 1997 and a Pricing Agreement dated March 31, 1997 pursuant to which (i) Merrill has agreed to purchase a total of 2,000,000 shares of Common Stock (the "Shares") of the Company for a purchase price of $29.125 per share, resulting in aggregate net proceeds to the Company of approximately $58.2 million; (ii) Merrill shall offer the Shares for sale to the public at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, but in no event less than $29.25 per share and (iii) Merrill has committed to purchase all of such Shares if any are purchased.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

                    The exhibits listed in the accompanying Index to Exhibits are filed as part of this Current Report on Form 8-K.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            ESSEX PROPERTY TRUST, INC.




April 3, 1997                               By: /s/ Mark J. Mikl
                                                -----------------------
                                                    Mark J. Mikl
                                                    Controller




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                                  EXHIBIT INDEX


     EXHIBIT                         DESCRIPTION
 ----------------   -------------------------------------------------------
       1.1          Purchase Agreement dated March 31, 1997 by and
                    between Essex Property Trust, Inc., Merrill Lynch &
                    Co. and Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated.

       1.2          Pricing Agreement dated March 31, 1997 by and between
                    Essex Property Trust, Inc., Merrill Lynch & Co. and
                    Merrill Lynch, Pierce, Fenner & Smith Incorporated.
